As filed with the Securities and Exchange             Registration No. 33 ______
Commission on November 15, 1996

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

           TENNESSEE                                        62-0803242
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                      FIRST TENNESSEE NATIONAL CORPORATION
                        1997 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                             HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With Copy to:

                             CLYDE A. BILLINGS, JR.
                            Vice President & Counsel
                      First Tennessee National Corporation
                               165 Madison Avenue
                                Memphis, TN 38103
                                 (901) 523-5679

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
Title of Securities to be                             Proposed Maximum Offering   Proposed Maximum Aggregate  Amount of Registration
Registered                  Amount to be Registered   Price per Share(1)          Offering Price(1)           Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock and                 2,100,000                   $35.81                    $75,201,000                  $22,789
 Associated Rights
====================================================================================================================================


(1) Calculated pursuant to Rule 457(h)(1), based on the average of the high and low prices reported on the Nasdaq Stock Market for Registrant's stock on November 8, 1996.

           PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The registrant's latest annual report, and where interests in the plan are being registered, the plan's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c)     If the class of securities to be offered is registered under
                 Section 12 of the Exchange Act, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.          Description of Securities

         This item is not applicable.

Item 5.          Interests of Named Experts and Counsel

         The validity of original issue shares of $1.25 par value Common Stock of First Tennessee National Corporation ("FTNC" or "the Registrant") to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Vice President and Counsel of FTNC. Mr. Billings beneficially owns shares of FTNC common stock and holds options to purchase such shares in an amount deemed substantial by securities regulations. On October 1, 1996, the number of shares, including options, beneficially owned was approximately 23,500 shares.

Item 6.          Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute as Article 13 of its charter.

         The shareholders of FTNC have approved an amendment to Article XXVIII of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 7.          Exemption from Registration Claimed

         This item is not applicable.

Item 8.          Exhibits

         4(a) Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

         4(b) Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

         4(c) Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and First Tennessee Bank National Association as Rights Agent, attached as Exhibit 1 to FTNC's registration statement on Form 8-A, filed September 8, 1989 and incorporated herein by reference.

         5       Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)   Consent of Arthur Andersen LLP.

         23(b) Consent of Clyde A. Billings, Jr. (included in Exhibit 5 above).

         24      Powers of Attorney.

Item 9.          Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on November 15 1996.

                                        FIRST TENNESSEE NATIONAL CORPORATION

                                       By: James F. Keen
                                           -------------------------------------
                                           James F. Keen
                                           Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----
Ralph Horn*                       Chairman of the Board, President                   November 15, 1996
--------------------------        and Chief Executive Officer
Ralph Horn                        (principal executive officer)
                                  and a Director

Elbert L. Thomas, Jr.*            Executive Vice President                           November 15, 1996
--------------------------        and Chief Financial Officer
Elbert L. Thomas, Jr.             (principal financial officer)

James F. Keen*                    Senior Vice President                              November 15, 1996
--------------------------        and Controller (principal
James F. Keen                     accounting officer)

Robert C. Blattberg*                      Director                                   November 15, 1996
--------------------------
Robert C. Blattberg

Carlos H. Cantu*                          Director                                   November 15, 1996
--------------------------
Carlos H. Cantu

George E. Cates*                          Director                                   November 15, 1996
--------------------------
George E. Cates

James A. Haslam, III*                     Director                                   November 15, 1996
--------------------------
James A. Haslam, III

R. Brad Martin*                           Director                                   November 15, 1996
--------------------------
R. Brad Martin

Joseph Orgill, III*                       Director                                   November 15, 1996
--------------------------
Joseph Orgill, III

Vicki G. Roman*                           Director                                   November 15, 1996
--------------------------
Vicki G. Roman

Michael D. Rose*                          Director                                   November 15, 1996
--------------------------
Michael D. Rose

William B. Sansom*                        Director                                   November 15, 1996
--------------------------
William B. Sansom

Gordon P. Street, Jr.*                    Director                                   November 15, 1996
--------------------------
Gordon P. Street, Jr.



By: Clyde A. Billings, Jr.                                                           November 15, 1996
   ------------------------------
   Clyde A. Billings, Jr.
   *As Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit Table No.

         4(a) Restated Charter of FTNC, as amended attached as Exhibit 3(i) to FTNC's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

         4(b) Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

         4(c) Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and First Tennessee Bank National Association as Rights Agent, attached as Exhibit 1 to FTNC's Registration Statement on Form 8-A, filed September 8, 1989 and incorporated herein by reference.

         5       Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)   Consent of Arthur Andersen LLP.

         23(b) Consent of Clyde A. Billings, Jr. (included in opinion filed as Exhibit 5).

         24      Powers of Attorney.